UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 9, 2007

FEDERAL HOME LOAN BANK OF SEATTLE
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51406	91-0852005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 Fourth Avenue, Suite 1800
Seattle, WA 98101-1693
(Address of principal executive offices, including zip code)

(800) 973.6223
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

Attached as Exhibit 99.1 to this Current Report on Form 8-K is a copy of a press release issued by the Federal Home Loan Bank of Seattle ("Seattle Bank") on November 9, 2007, regarding the Federal Housing Finance Board's re-appointment of Daniel R. Fauske and Jack T. Riggs, M.D. to the Seattle Bank's Board of Directors on November 5, 2007. Mr. Fauske and Dr. Riggs were appointed for the three-year term commencing January 1, 2008 and ending December 31, 2010.

In addition, the Federal Housing Finance Board appointed Virginia L. Klamon to the Seattle Bank's Board of Directors beginning January 1, 2008. However, Ms. Klamon has provided the Seattle Bank written notice of her intention to decline the appointment.

The information being furnished pursuant to Item 7.01 of this Current Report on Form 8-K and contained in Exhibit 99.1 shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended ("the Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release dated November 9, 2007.

Signature(s)

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Seattle

Date: November 9, 2007	By: /s/ Christina J. Gehrke
Senior Vice President Chief Administrative Officer and Corporate Secretary

Exhibit Index

Exhibit No. Description

99.1 Press Release, dated November 9, 2007, issued by the Federal Home Loan
Bank of Seattle